Shareholder Number
Shareholder Name
Address
City, State ZIP

Hills Bancorporation

Dividend Reinvestment and Stock Purchase Plan

SHAREHOLDER ENROLLMENT FORM
(See mailing instructions below)

This column to be completed if the shareholder is an individual. If shares are held jointly, the Social Security Number should be that of the first person listed on the stock certificate.	This column to be completed if the shareholder is not an individual.
______ - ______ - ____________ Social Security Number	______ - ____________________ Employer Identification Number
☐ I am a U.S. Citizen or Resident Alien; or ☐ I am a Nonresident Alien	

This form can be used for each of the following purposes: (1) to enroll in the Plan; (2) to make a one-time optional cash purchase; (3) to authorize an optional cash purchases via EFT transaction; (4) to modify participant's Designated Percentage election; (5) to withdraw shares from a Plan account; and (6) to terminate participation in the Plan. Complete the top portion of this form along with any applicable section below, sign and date where indicated and return the form to the address provided below. Please carefully review the Plan Prospectus prior to enrollment.

PLAN ELECTIONS

☐ **Dividend Reinvestment - Enrollment and Modification of Election**

By checking the box above and completing this section, I hereby elect to reinvest the percentage of cash dividends designated below payable on all shares of the Company's Common Stock now or hereafter registered in my name in additional shares of Common Stock of the Company. Please use the percentage of my cash dividend so designated below to purchase as many whole and fractional shares as is possible, as indicated in the Plan Prospectus (the "Designated Percentage"). Participants may designate from 1% to 100% of their cash dividends for reinvestment under the Plan

[ ] % **Your current election is** ____________

☐ Stand Alone Optional Cash Purchase

By checking the box above and completing this section, I hereby elect to purchase additional shares of the Company's common stock pursuant to the Plan's optional cash investment feature as indicated below (subject to the minimum required investment of $1,000 per any fiscal year and the maximum permitted investment of $10,000 per any fiscal year). Purchases will be made only in connection with a cash dividend which has been duly authorized by the Company's Board of Directors for payment to shareholders. I acknowledge that the Administrator must receive my payment prior to the expiration of the Annual Enrollment Period, as indicated in the Plan Prospectus.

- ☐ By Check: I have enclosed a personal check in the amount of $ [ ] drawn on a U.S. bank (in U.S. dollars) payable to Hills Bancorporation.
- ☐ By Automatic Account Debit: I hereby authorize the Plan Administrator to make a one-time debit of **$** [ ] from following Hills Bank account # ______________________.

☐ Withdrawal of Shares

By checking the box above and completing this section, I hereby elect to withdraw [ ] shares of Common Stock from my Plan account as indicated below.

- ☐ In uncertificated form pursuant to a book-entry Direct Registration Account; or
- ☐ In certificated form

☐ Termination of Participation in the Plan

By checking the box, I hereby elect to terminate my participation in the Plan effective immediately.

SIGNATURE

The undersigned hereby authorizes and directs the Company and/or the Plan Administrator, as my agent, to take all such actions designated on this Shareholder Authorization Form.

______________________________	______________________________
Print Name [and title, if signing on behalf of an entity]	Print Name
______________________________	______________________________
Signature	Signature
______________________________	
Date	

Please sign above exactly as name appears on your stock certificates or as its registered in your Direct Registration Account. If shares are held jointly, each shareholder must sign.

Under penalties of perjury, I certify (1) that the number shown above on this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Complete this form, sign it, and then mail it to:
Hills Bank and Trust Company
c/o Hills Bancorporation
Po Box 160
Hills, IA 52235
Attn: Hills Bancorporation Dividend Reinvestment Plan
Please call (833) 607-1367 if you have any questions